EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134443 and 333-132201) of Toyota Motor Credit Corporation of our report dated June 6, 2008, except for the effects of the restatement described in Note 1 to the consolidated financial statements, which are as of July 21, 2008, relating to the consolidated financial statements, which appears in this Form 10-K/A.

/S/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
July 21, 2008